UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2023 (August 28, 2023)

Integral Acquisition Corporation 1

(Exact name of registrant as specified in its charter)

Delaware	001-41006	86-2148394
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

667 Madison Avenue
New York, New York 10065
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 209-6132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one Redeemable Warrant	INTEU	The Nasdaq Stock Market LLC
Class A common stock, $0.0001 par value	INTE	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Common Stock at an exercise price of $11.50	INTEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Ms. Brittany Lincoln

On August 28, 2023, Brittany Lincoln, Chief Financial Officer of Integral Acquisition Corporation 1 (the “Company”), notified the board of directors of the Company (the “Board”) that she intends to resign her position of the Chief Financial Officer of the Company. Ms. Lincoln will remain in the employ of the Company until August 31, 2023, and will step down as Chief Financial Officer effective as of August 31, 2023. Ms. Lincoln’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Mr. Oliver Matlock

On August 30, 2023, the Board appointed Mr. Oliver Matlock, currently a consultant of the Company since December 2022, age 26, to replace Ms. Lincoln as the Company’s new Chief Financial Officer, effective as of September 1, 2023. Mr. Matlock has experience in mergers and acquisitions, capital markets, corporate management and strategy, and financial consulting. Mr. Matlock began his career as an Analyst at Stratford Capital Pty Ltd., a boutique strategic consulting firm, advising clients both domestically and internationally on business strategy, financial planning and analysis, and mergers and acquisitions from April 2019 to September 2021. From October 2021 to December 2022, Mr. Matlock was an Associate at Fresh Equities Pty Ltd., a Melbourne-based fintech company providing capital raising and SaaS services to Australian Stock Exchange listed entities, where he was responsible for leading the investment syndication function of the business and managing the bookbuild process across several transactions.

The Board decided to defer discussing his compensation, and the Company’s compensation committee plans on meeting at a later date to determine the compensation that will be paid to Mr. Matlock for acting as the Chief Financial Officer of the Company.

Mr. Matlock is not a party to any arrangements or understandings with any other person pursuant to which he was appointed to serve as Chief Financial Officer of the Company. There are no family relationships among Mr. Matlock and any other directors or officers of the Company, and there have been no transactions, nor are there any proposed transactions, between the Company and Mr. Matlock that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integral Acquisition Corporation 1

By:	/s/ Enrique Klix
Name:	Enrique Klix
Title:	Chief Executive Officer

Dated: August 30, 2023